Bloom Energy Reports First Quarter 2024 Financial Results
Reiterating guidance for 2024

SAN JOSE, Calif., May 9, 2024 — Bloom Energy Corporation (NYSE: BE) reported today its financial results for the first quarter ended March 31, 2024. The company reported revenue of $235.3 million for the first quarter of 2024.

First Quarter Highlights

•Revenue of $235.3 million in the first quarter of 2024, a decrease of 14.5% compared to $275.2 million in the first quarter of 2023. Product and service revenue of $209.8 million in the first quarter of 2024, a decrease of 10.5% compared to $234.4 million in the first quarter of 2023.
•Gross margin of 16.2% in the first quarter of 2024, a decrease of 3.5 percentage points compared to 19.7% in the first quarter of 2023.
•Non-GAAP gross margin of 17.5% in the first quarter of 2024, a decrease of 3.7 percentage points compared to 21.2% in the first quarter of 2023.
•Operating loss of $49.0 million in the first quarter of 2024, an improvement of $14.7 million compared to operating loss of $63.7 million in the first quarter of 2023.
•Non-GAAP operating loss of $30.7 million in the first quarter of 2024, an improvement of $3.4 million compared to a non-GAAP operating loss of $34.1 million in the first quarter of 2023.

“We are seeing strong market interest, increasing momentum, and robust commercial activity across diverse end markets” said KR Sridhar, Founder, Chairman and CEO of Bloom Energy. “In addition to data centers, we view AI hardware supply chain industries as a good growth opportunity for Bloom, both in the US and in Asia. Our customer wins on islanded-power mode without need for grid interconnection demonstrates an ideal solution for customers seeking time-to-power advantages.”

Greg Cameron, outgoing President and CFO of Bloom Energy, said, “I’d like to thank KR, the Board, and the entire Bloom team for allowing me to be part of this amazing journey. Over the past four years, we have accomplished a great deal to position Bloom to be a leader in the Energy Transition. While I may no longer be part of this journey, I’m very excited for the opportunities for Bloom Energy that lie ahead.”

Dan Berenbaum, incoming CFO of Bloom Energy, added, “I'm energized by what I've seen in my short time at Bloom. It's clear that we have a robust commercial pipeline and a path for meaningful ongoing product cost reduction. I'm looking forward to working with the team to deliver on the promise of our clean energy solutions.”

Summary of Key Financial Metrics

Summary of GAAP Profit and Loss Statements

($000), except EPS data	Q1’24	Q4’23	Q1’23
Revenue	235,298	356,917	275,191
Cost of Revenue	197,222	264,526	220,924
Gross Profit	38,076	92,391	54,267
Gross Margin	16.2%	25.9%	19.7%
Operating Expenses	87,093	79,452	117,948
Operating (Loss) Income	(49,017)	12,939	(63,681)
Operating Margin	(20.8)%	3.6%	(23.1)%
Non-operating Expenses	8,507	8,428	7,886
Net (Loss) Income to Common Stockholders	(57,524)	4,511	(71,567)
GAAP EPS, Basic	$(0.25)	$0.02	$(0.35)
GAAP EPS, Diluted	$(0.25)	$0.02	$(0.35)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q1’24	Q4’23	Q1’23
Revenue	235,298	356,917	275,191
Cost of Revenue	194,071	259,138	216,763
Gross Profit	41,226	97,779	58,428
Gross Margin	17.5%	27.4%	21.2%
Operating Expenses	71,962	70,368	92,520
Operating (Loss) Income	(30,736)	27,411	(34,092)
Operating Margin	(13.1)%	7.7%	(12.4)%
Adjusted EBITDA	(18,218)	39,760	(15,942)
Non-GAAP EPS, Basic	$(0.17)	$0.09	$(0.22)
Non-GAAP EPS, Diluted	$(0.17)	$0.07	$(0.22)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2024:

•Revenue:                             $1.4 - $1.6B
•Non-GAAP Gross Margin:                        ~28%
•Non-GAAP Operating Income:                  $75 - $100M

Conference Call Details

Bloom will host a conference call today, May 9, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 330-2443 and toll-dial-in-number +1 (240) 789-2728. The conference ID is 4781037. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 and entering passcode 4781037.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2024 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating income measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: innovation and solutions; customer reaction to Bloom’s products; Bloom’s liquidity position; market demand for energy solutions; and Bloom’s 2024 outlook for revenue and profitability. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; adapting to the new government bidding process in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; supply constraints; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers, including inventories with distributors; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; management transitions; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on February 15, 2024, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Ed Vallejo Bloom Energy investor@bloomenergy.com	Media: Bloom Energy press@bloomenergy.com

Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents[1]	$515,957	$664,593
Restricted cash[1]	51,387	46,821
Accounts receivable less allowance for credit losses of $119 as of March 31, 2024 and December 31, 2023[1,2]	348,422	340,740
Contract assets[3]	33,788	41,366
Inventories[1]	526,351	502,515
Deferred cost of revenue[4]	56,051	45,984
Prepaid expenses and other current assets[1,5]	47,639	51,148
Total current assets	1,579,595	1,693,167
Property, plant and equipment, net[1]	496,225	493,352
Operating lease right-of-use assets[1,6]	138,941	139,732
Restricted cash[1]	15,378	33,764
Deferred cost of revenue	3,552	3,454
Other long-term assets[1,7]	52,363	50,208
Total assets	$2,286,054	$2,413,677
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1,8]	$94,231	$132,078
Accrued warranty	9,197	19,326
Accrued expenses and other current liabilities[1,9]	99,307	130,879
Deferred revenue and customer deposits[1,10]	94,696	128,922
Operating lease liabilities[1,11]	20,513	20,245
Financing obligations	36,727	38,972
Total current liabilities	354,671	470,422
Deferred revenue and customer deposits[1,12]	39,912	19,140
Operating lease liabilities[1,13]	141,024	141,939
Financing obligations	404,728	405,824
Recourse debt	843,477	842,006
Non-recourse debt[1,14]	4,458	4,627
Other long-term liabilities	8,634	9,049
Total liabilities	$1,796,904	$1,893,007

	March 31,	December 31,
	2024	2023
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.0001 par value; Class A shares — 600,000,000 shares authorized and 226,933,763 shares and 224,717,533 shares issued and outstanding and Class B shares — 600,000,000 shares authorized and no shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	21	21
Additional paid-in capital	4,394,148	4,370,343
Accumulated other comprehensive loss	(2,139)	(1,687)
Accumulated deficit	(3,925,915)	(3,866,599)
Total equity attributable to common stockholders	466,115	502,078
Noncontrolling interest	23,035	18,592
Total stockholders’ equity	$489,150	$520,670
Total liabilities and stockholders’ equity	$2,286,054	$2,413,677

1 We have a variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 Including amounts from related parties of $292.4 million and $262.0 million as of March 31, 2024 and December 31, 2023, respectively.
3 Including amounts from related parties of $3.5 million and $6.9 million as of March 31, 2024 and December 31, 2023, respectively.
4 Including amounts from related parties of $0.9 million as of December 31, 2023. There were no amounts from related parties as of March 31, 2024.
5 Including amounts from related parties of $2.2 million and $2.3 million as of March 31, 2024 and December 31, 2023, respectively.
6 Including amounts from related parties of $1.9 million and $2.0 million as of March 31, 2024 and December 31, 2023, respectively.
7 Including amounts from related parties of $8.3 million and $9.1 million as of March 31, 2024 and December 31, 2023, respectively.
8 Including amounts from related parties of $0.1 million as of December 31, 2023. There were no amounts from related parties as of March 31, 2024.
9 Including amounts from related parties of $6.1 million and $3.4 million as of March 31, 2024 and December 31, 2023, respectively.
10 Including amounts from related parties of $5.7 million and $1.7 million as of March 31, 2024 and December 31, 2023, respectively.
11 Including amounts from related parties of $0.4 million and $0.4 million as of March 31, 2024 and December 31, 2023, respectively.
12 Including amounts from related parties of $3.5 million and $6.7 million as of March 31, 2024 and December 31, 2023, respectively.
13 Including amounts from related parties of $1.4 million and $1.6 million as of March 31, 2024 and December 31, 2023, respectively.
14 Including amounts from related parties of $4.5 million and $4.6 million as of March 31, 2024 and December 31, 2023, respectively.

Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31, 2024	Three Months Ended December 31, 2023	Three Months Ended March 31, 2023

Revenue:
Product	$153,364	$261,819	$193,745
Installation	11,444	26,033	20,525
Service	56,460	52,569	40,663
Electricity	14,030	16,496	20,258
Total revenue[1]	235,298	356,917	275,191
Cost of revenue:
Product	115,757	172,514	129,613
Installation	15,353	27,854	25,100
Service	56,506	55,050	51,244
Electricity	9,606	9,108	14,967
Total cost of revenue	197,222	264,526	220,924
Gross profit	38,076	92,391	54,267
Operating expenses:
Research and development	35,485	33,556	45,690
Sales and marketing	13,599	16,026	27,111
General and administrative[2]	38,009	29,871	45,147
Total operating expenses	87,093	79,452	117,948
(Loss) income from operations	(49,017)	12,939	(63,681)
Interest income	7,531	6,114	1,995
Interest expense[3]	(14,546)	(14,563)	(11,746)
Other (expense) income, net[4]	(1,170)	867	(1,343)
Gain (loss) on revaluation of embedded derivatives	158	(428)	117
(Loss) income before income taxes	(57,044)	4,930	(74,658)
Income tax (benefit) provision	(501)	811	259
Net (loss) income	(56,543)	4,117	(74,917)
Less: Net income (loss) attributable to noncontrolling interest	981	(394)	(3,350)
Net (loss) income attributable to common stockholders	(57,524)	4,511	(71,567)
Net (loss) income per share available to common stockholders, basic	$(0.25)	$0.02	$(0.35)
Net (loss) income per share available to common stockholders, diluted	$(0.25)	$0.02	$(0.35)
Weighted average shares used to compute net (loss) income per share available to common stockholders, basic	225,587	224,204	206,724
Weighted average shares used to compute net (loss) income per share available to common stockholders, diluted	225,587	274,366	206,724

1 Including related party revenue of $122.2 million, $126.2 million, and $0.8 million, and for the three months ended March 31, 2024, three months ended December 31, 2023, and three months ended March 31, 2023, respectively.
2 Including related party general and administrative expenses of $0.2 million and $0.2 million for the three months ended March 31, 2024 and three months ended December 31, 2023, respectively. There were no related party general and administrative expenses for the three months ended March 31, 2023.

3 Including related party interest expense of $0.1 million for the three months ended March 31, 2024. There was no related party interest expense for the three months ended December 31, 2023 and three months ended March 31, 2023.
4 Including related party other expense, net of $(0.5) million for the three months ended March 31, 2024. There was no related party other expense, net for the three months ended December 31, 2023 and three months ended March 31, 2023.

Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three Months Ended March 31, 2024	Three Months Ended December 31, 2023	Three Months Ended March 31, 2023
Cash flows from operating activities:
Net (loss) income	$(56,543)	$4,117	$(74,917)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	12,518	12,349	18,150
Non-cash lease expense	8,951	9,079	7,934
(Gain) loss on disposal of property, plant and equipment	(2)	234	191
Revaluation of derivative contracts	(158)	428	(117)
Stock-based compensation expense	18,136	7,320	27,743
Amortization of warrants and debt issuance costs	1,471	1,472	665
Unrealized foreign currency exchange loss (gain)	1,136	(2,411)	28
Other	(50)	404	—
Changes in operating assets and liabilities:
Accounts receivable[1]	(7,615)	(6,037)	(78,872)
Contract assets[2]	7,578	102,509	(1,051)
Inventories	(24,965)	(25,374)	(127,666)
Deferred cost of revenue[3]	(10,183)	17,569	5,793
Prepaid expenses and other assets[4]	3,509	15,095	(4,527)
Other long-term assets[5]	(2,155)	(17,000)	(128)
Operating lease right-of-use assets and operating lease liabilities	(8,807)	(8,922)	(7,507)
Financing lease liabilities	97	104	244
Accounts payable[6]	(33,455)	(23,385)	(26,835)
Accrued warranty	(10,129)	2,789	(7,876)
Accrued expenses and other liabilities[7]	(32,996)	17,152	(32,277)
Deferred revenue and customer deposits[8]	(13,454)	14,406	(13,108)
Other long-term liabilities	(150)	(65)	(577)
Net cash (used in) provided by operating activities	(147,266)	121,833	(314,710)
Cash flows from investing activities:
Purchase of property, plant and equipment	(21,435)	(16,254)	(26,574)
Proceeds from sale of property, plant and equipment	7	11	—
Net cash used in investing activities	(21,428)	(16,243)	(26,574)
Cash flows from financing activities:
Proceeds from issuance of debt[9]	—	3,144	—
Payment of debt issuance costs	—	(197)	—
Repayment of debt	—	—	(9,892)
Proceeds from financing obligations	1,334	2,291	1,163
Repayment of financing obligations	(4,958)	(4,970)	(4,266)
Proceeds from issuance of common stock	6,816	942	8,525
Contributions from noncontrolling interest	3,958	—	—
Proceeds from issuance of redeemable convertible preferred stock	—	—	310,957

	Three Months Ended March 31, 2024	Three Months Ended December 31, 2023	Three Months Ended March 31, 2023
Payment of issuance costs related to redeemable convertible preferred stock	—	(22)	—
Net cash provided by financing activities	7,150	1,188	306,487
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(912)	704	(124)
Net (decrease) increase in cash, cash equivalents and restricted cash	(162,456)	107,482	(34,921)
Cash, cash equivalents, and restricted cash:
Beginning of period	745,178	637,696	518,366
End of period	$582,722	$745,178	$483,445

1 Including changes in related party balances of $30.3 million, $14.2 million, and $4.3 million for the three months ended March 31, 2024, three months ended December 31, 2023, and three months ended March 31, 2023, respectively.
2 Including changes in related party balances of $3.3 million and $3.5 million for the three months ended March 31, 2024 and three months ended December 31, 2023, respectively. There were no associated related party balances as of March 31, 2023.
3 Including changes in related party balances of $0.9 million and $22.5 million for the three months ended March 31, 2024 and three months ended December 31, 2023, respectively. There were no associated related party balances as of March 31, 2023.
4 Including changes in related party balances of $0.1 million and $7.6 million for the three months ended March 31, 2024and three months ended December 31, 2023, respectively. There were no associated related party balances as of March 31, 2023.
5 Including changes in related party balances of $0.8 million and $7.1 million for the three months ended March 31, 2024 and three months ended December 31, 2023, respectively. There were no associated related party balances as of March 31, 2023.
6 Including changes in related party balances of $0.1 million and $0.1 million for the three months ended March 31, 2024 and three months ended December 31, 2023, respectively. There were no associated related party balances as of March 31, 2023.
7 Including changes in related party balances of $2.7 million and $2.3 million for the three months ended March 31, 2024 and three months ended December 31, 2023, respectively. There were no associated related party balances as of March 31, 2023.
8 Including changes in related party balances of $0.8 million and $2.7 million for the three months ended March 31, 2024 and three months ended December 31, 2023, respectively. There were no associated related party balances as of March 31, 2023.
9 Including changes in related party balances of $0.2 million and $4.6 million for the three months ended March 31, 2024 and three months ended December 31, 2023, respectively. There were no associated related party balances as of March 31, 2023.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q1’24	Q4’23	Q1’23
GAAP revenue	235,298	356,917	275,191
GAAP cost of sales	197,222	264,526	220,924
GAAP gross profit	38,076	92,391	54,267
Non-GAAP adjustments:
Stock-based compensation expense	3,814	2,693	4,161
Restructuring	(663)	2,695	—
Non-GAAP gross income	41,226	97,779	58,428
GAAP gross margin %	16.2%	25.9%	19.7%
Non-GAAP adjustments	1.3%	1.5%	1.5%
Non-GAAP gross margin %	17.5%	27.4%	21.2%

	Q1’24	Q4’23	Q1’23
GAAP (loss) income from operations	(49,017)	12,939	(63,681)
Non-GAAP adjustments:
Stock-based compensation expense	18,860	7,500	29,553
Restructuring	(616)	6,940	—
Other	37	34	37
Non-GAAP (loss) income from operations	(30,736)	27,411	(34,092)
GAAP operating margin %	(20.8)%	3.6%	(23.1)%
Non-GAAP adjustments	7.8%	4.1%	10.8%
Non-GAAP operating margin %	(13.1)%	7.7%	(12.4)%

Reconciliation of GAAP Net (Loss) Income to non-GAAP Net (Loss) Income and Computation of non-GAAP Net (Loss) Income per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q1’24	Q4’23	Q1’23
Net (loss) income to Common Stockholders	(57,524)	4,511	(71,567)
Non-GAAP adjustments:
Add back: gain (loss) for non-controlling interests	981	(394)	(3,350)
(Gain) loss on derivative liabilities	(158)	428	(117)
Restructuring	(616)	6,940	—
Stock-based compensation expense	18,860	7,500	29,553
Other	25	437	37
Adjusted Net (Loss) Income	(38,432)	19,421	(45,445)

Adjusted net (loss) income per share (EPS), Basic	$(0.17)	$0.09	$(0.22)
Adjusted net (loss) income per share (EPS), Diluted	$(0.17)	$0.07	$(0.22)
Weighted average shares outstanding attributable to common stockholders, Basic	225,587	224,204	206,724
Weighted-average shares outstanding attributable to common stockholders, Diluted	225,587	274,366	206,724

Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA
(unaudited)
(in thousands)

	Q1’24	Q4’23	Q1’23
Net (loss) income to Common Stockholders	(57,524)	4,511	(71,567)
Add back: gain (loss) for non-controlling interests	981	(394)	(3,350)
(Gain) loss on derivative liabilities	(158)	428	(117)
Restructuring	(616)	6,940	—
Stock-based compensation expense	18,860	7,500	29,553
Other	25	437	37
Adjusted Net (Loss) Income	(38,432)	19,421	(45,445)

Depreciation & amortization	12,518	12,349	18,150
Income tax (benefit) provision	(501)	811	259
Interest expense, Other expense, net	8,197	7,179	11,094
Adjusted EBITDA	(18,218)	39,760	(15,942)

Use of non-GAAP financial measures

To supplement Bloom Energy consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating income (loss) (non-GAAP earnings from operations), non-GAAP operating income (loss) margin, non-GAAP net earnings, non-GAAP basic and diluted earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating income.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit (loss) is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating income (loss) (non-GAAP earnings from operations) is operating income (loss) (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net earnings is net earnings.
•The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit (loss) and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense and restructuring (expense reversals) charges. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding charges relating to stock-based compensation expense, gain (loss) for non-controlling interest, (gain) loss on derivatives liabilities, restructuring (expense reversals) charges, amortization of acquired intangible assets, and other (gain) loss. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax (benefit) provision, depreciation and amortization expense, charges relating to stock-based compensation expense, gain (loss) for non-controlling interest, (gain) loss on derivatives liabilities, restructuring (expense reversals) charges, amortization of acquired intangible assets, and other (gain) loss. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Gain (loss) for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities and the joint venture in the Republic of Korea.
•(Gain) loss on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Restructuring charges and reversals, if any, are represented by severance expense, facility closure costs, and others.
•Other represents amortization of acquired intangible assets and gain (loss) incurred upon closure of one of our managed services deals in the fourth quarter of fiscal 2023.
•Adjusted EBITDA is defined as Adjusted Net Income (Loss) before depreciation and amortization expense, provision for income tax, interest expense (income), other expense (income), net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net (Loss) Income to non-GAAP Net (Loss) Income and Computation of non-GAAP Net (Loss) Income per Share (EPS),” and “Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net earnings, and non-GAAP diluted earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Gain (loss) for non-controlling interest and loss (gain) on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating income margin, non-GAAP net earnings, non-GAAP diluted earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating income (loss) (non-GAAP earnings from operations), non-GAAP operating income (loss) margin, non-GAAP net earnings, non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.